Exhibit 5.1

CANE CLARK LLP                                       3273 E. Warm Springs
                                                     Las Vegas, NV  89120
Kyleen E. Cane*          Bryan R. Clark^
Joe Laxague              Scott P. Doney              Telephone: 702-312-6255
Christopher T. Clark                                 Facsimile: 702-944-7100
                                                     Email: sdoney@caneclark.com


August 13, 2013

Vesta International, Corp.
56-26 Chongshan Middle Rd, 1-5-1, Huanggu
Shenyang, Liaoning, China, 110031

Re: Vesta International Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Vesta International, Corp., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 10,000,000 shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; (e) the Certification of Officer issued from Yan Wang, President and CEO of the Company; and (f) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, and the I am of the opinion that the 10,000,000 shares of common stock to be sold by the Company will be validly issued, fully paid and non-assessable when issued by the Company if the consideration for the shares described in the prospectus is received by the Company.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,


/s/ Scott Doney
-----------------------------
Scott Doney, Esq.



                 *Licensed in California, Washington and Hawaii;
                 ^Licensed in Colorado and District of Columbia

                                     CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Vesta International, Corp.

Very truly yours,


/s/ Scott Doney
-----------------------------
Scott Doney, Esq




                 *Licensed in California, Washington and Hawaii;
                 ^Licensed in Colorado and District of Columbia